NESS ENERGY INTERNATIONAL, INC.

WILLOW PARK, TX

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2005 annual meeting (the "Annual Meeting") of stockholders of NESS ENERGYINTERNATIONAL, INC. (the "Company" or “Ness”) will be held at 9:00 A.M., on May 31, 2005, at the Company’s offices, 4201 E Interstate 20, Willow Park, Texas 76087 to:

(i) elect three directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, No par (the "Common Stock"), that the Company is authorized to issue from time to time from 200 million to 500 million shares;

(iii) ratify the appointment of Whitley Penn as independent public accountants of the Company for the year ending December 31, 2005; and

(iv) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 22, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted at the meeting, the Board of Directors requests that you complete, sign, and date the enclosed proxy card and promptly return it by mail in the envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

SHA STEPHENS,
Chief Executive Officer
________, 2005

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

NESS ENERGY INTERNATIONAL, INC.

WILLOW PARK, TX

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on May 31, 2005

This Proxy Statement is being sent to stockholders of Ness Energy International, Inc., a state of Washington corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at the 2005 annual meeting (the "Annual Meeting") of stockholders (the "Stockholders") of the Company's common stock, no par value per share (the "Common Stock"), to be held at the Company’s offices, 4201 E Interstate 20, Willow Park, Texas 76087, on May 31, 2005, at 9:00 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are to:

(i) elect three directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from time to time from 200 million to 500 million shares;

(iii) ratify the appointment of Whitley Penn ("Whitley"), as independent public accountants of the Company for the year ending December 31, 2005; and

(iv) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card. If no instructions are given, the individual named as proxy will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue form time to time; (iii) ) FOR the ratification the appointment of Whitley as independent public accountants of the Company for the year ending December 31, 2005; and (iv) in the discretion of the proxy named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

Any stockholder returning the accompanying proxy card may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy card bearing a later date or a written instrument revoking the proxy card or by personally appearing at the Annual Meeting.

This Proxy Statement is first being mailed to stockholders on or about May 2, 2005.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on April 22, 2005 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of __________ shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Increase the Company's authorized share capital); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval Proposal No. 3 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals Nos. 2 and 3. Broker non-votes will have no effect on Proposal Nos. 1 and 3 and will be counted as votes against Proposal No. 2.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and executive officers and (c) all current directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)	Number os Shares Beneficially Owned(2)	Percent of Common Stock(2)(4)
Sha Stephens, CEO and President (5)(6)(8)	34,157,725	22.73
JF Hoover, CFO (9)	0	0.00
Donna Hendrick (10)	86,316	0.05
Mr. Bob Lee (9)	27,499	0.02
Mark Bassham, Director	125,000	0.08
Richard Nash, Director	355,000	0.24
Mary Gene Stephens (3)(6)(8)	18,651,740	12.41
Hayseed Stephens Oil, Inc. (8)	10,476,510	6.97
All directors and executive officers as	34,724,041	23.11
a group (4 persons) (6)(7)

(1) Unless otherwise indicated, the address of each person listed is c/o Ness Energy International, Inc., 4201 E Interstate 20, Willow Park, Texas 76087.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.

Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Includes 11,832,507 shares of deceased husband Hayseed Stephens.

(4) The percentages are rounded for presentation, and are based as a percentage of a total of 150,262,088 shares outstanding as of December 31, 2004.

(5) The share holdings do not include shares held in the name of Hayseed Stephens Oil, Inc., which is owned by Mary Gene Stephens, principal shareholder, with Sha Stephens being President.

(6) Does not include (i) 73,000 shares held by Stacey Stephens, Mr. Sha Stephens’s wife and (ii) approximately 400,000 shares held by Mary Gene Stephens in trust for children of Sha Stephens.

(7) Does not include shares held in trust for family members of approximately 400,000 shares or shares of Hayseed Stephens Oil, Inc., which are otherwise disclosed in the table for shareholder Hayseed Stephens Oil, Inc.

(8)  Hayseed Stephens Oil, Inc., is owned by Mary Gene Stephens, its principal shareholder; Sha Stephens is President.

(9) Mr. Hoover replaced Mr. Bob Lee as the Company’s Chief Financial Officer in December 2004.

(10) Ms. Hendrick was appointed Secretary in June 2004.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2004 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
	Securities Other Annual				All Other Underlying Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options (#)(1)	($)

Sha Stephens (1) Cheif Executive Officer	2004 2003 2002	$120,299 $83,333 --	-- -- --	-- -- --	-- -- --	-- -- --
JF Hoover (2) Cheif Financial Officer	2004 2003 2002	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --
Bob Lee (2) Former, Cheif Financial Officer	2004 2003 2002	$93,563 $96,200 $87,600	-- -- --	-- -- --	-- -- --	-- -- --
Donna Hendrick (3) Secretary	2004 2003 2002	$37,981 $7,148 --	-- -- --	-- -- --	-- -- --	-- -- --

(1)     Sha Stephens was employed in May 2003.   .
(2) Bob Lee was replaced with JF Hoover in December, 2004.
(3) Donna Hendrick was appointed Secretary in June 2004.

Options:
There were no options granted in 2004 and there are currently no options or other rights outstanding.

EMPLOYMENT AGREEMENTS

The Company and Sha Stephens entered into an employment agreement in February 2005 which effectively amended and restated an oral employment agreement entered into with Mr. Stephens upon his retention with the Company. Pursuant to the agreement, Mr. Stephens is employed as the Company's Chief Executive Officer and is entitled to be paid an annual salary of $175,000. Additionally, Mr. Stephens will receive annually shares of common stock of the Company currently valued at, $24,000. The original term of the agreement is for one year and the agreement is automatically renewable from year to year.

The Company and JF. Hoover entered into an employment agreement in Febrauay 2005. Pursuant to the agreement, Mr. Hoover is employed as the Company's Chief Financial Officer and is entitled to be paid an annual salary of $104,544. Additionally, Mr. Hoover will receive annually shares of common stock of the Company currently valued at, $24,000. The original term of the agreement is for one year and the agreement is automatically renewable from year to year.

The Company and Donna Hendrick entered into an employment agreement in February 2005. Pursuant ot the agreement, Ms. Hendrick is employed as the Company’s Secretary and is entitled to be paid an annual salary of $43,000. Additionally, Ms. Hendrick will receive annually shares of common stock of the Company currently valued at $24,000. The original term of the agreement is for one year and the agreement is automatically renewable from year to year.

Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

INFORMATION RELATING TO EXECUTIVE OFFICERS AND KEY
EMPLOYEES WHO ARE NOT DIRECTOR NOMINEES

Below is certain information relating to current executive officers and key employees of the Company who are not also members of the Board of Directors and are not director nominees:

Rick Hoover, Chief Financial Officer

Mr. Hoover, age 47, also known as Judson F. (JF) Hoover, became CFO in December, 2004. He received his Bachelor of Science degree from Regis University in Business, with a minor in Economics. Shortly after that he received his Certificate of Public Accounting in the State of Colorado. He has extensive experience in financial matters, mergers, acquisitions, restructuring. From March, 1997, Mr. Hoover has owned and operates a real estate and business consulting company.

Donna Hendrick , Secretary

Mrs. Hendrick ,age 57, Secretary of the Company , has over 20 years of experience in administrative matters relating to oil and gas companies. Her services include assistance on property lease issues, oil and gas production and regulatory reporting, and revenue distribution issues. For over the past five years, she was an administrative manager for President Stephens' oil and gas business.

Former Officer

Information below is supplied concerning the former Chief Financial Officer, Mr. Lee, who served until December 2004, and was replaced by Mr. Hoover.

Robert E. Lee, Jr., Former Chief Financial Officer/Controller.

Mr. Lee, age 63, received his Bachelor of Science degree in accounting from Northwestern Louisiana State University in 1965. He began his career in the energy industry in July 1965, when he was employed by Tenneco. He moved to Charter International Petroleum in late 1966 and joined Amerada Hess Corporation, a fully integrated petroleum company, as accounting supervisor in 1971. He transferred to Hess Oil Virgin Islands Corporation in 1976 as Operations Accounting Manager. In 1978, he became Controller of Independent Refining Company until August 1981, when he joined Pride Refining (later changed to Pride Companies, L.P.) where he served as division controller and corporate controller in 1995 until October 31, 1999. Mr. Lee joined Ness Energy International, Inc. in November 1999 as Controller. He was promoted to Chief Financial Officer in April, 2000.

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a)     Ness has entered intoan agreement with Hayseed Stephens Oil, Inc. whereby Ness receives $2,750 per month as reimbursement for management, accounting, telephone and copier services. This reimbursement is recorded as a reduction in general and administrative expenses. The agreement is effective through December 31, 2002 and was extended through March 31, 2003 when it was cancelled. Ness currently owes Hayseed Stephens Oil, Inc. an aggregate of $913,000

(b)     On March 31, 2003, the Board of Directors ratified an agreement by the Company, dated effective December 31, 2003, to purchase working interests in oil and gas leases from Sha Stephens for $11,684,856. The actual property transfer was deemed effective October 1, 2003 and an independent evaluation was prepared by Yeager Engineering and verified by certified engineer John Weaver P.E. The amount is offset by amounts due from Mr. Stephens with the closing and settlement of the transaction having been settled by issuance of the Company’s common stock on or around May 2004. The consideration paid was 36,000,000 shares of restricted common stock of Ness, paid by Ness under the Agreement. Mr. Stephens shall be restricted from resale of the stock, as a significant restriction on value, per law and regulations. The Company guarantees that Mr. Stephens shall be permitted to recognize the value of the purchase price, exclusive of commissions, of at least $11,500,000 by December 31, 2013, through the sale of the stock, limited by, rules and regulations applicable to resale by an insider, including without limitation Rule 144, during such time as Mr. Stephens is an insider. Also, Ness guaranteed that it would not be subject to any of the following events: bankruptcy filing by Ness, common stock stops trading for any reason of more than 10 business days, sells or disposes its assets or ceases to do business or suffers the filing of any lawsuit against it which in any way could result in an order effecting its assets or a monetary amount of over $500,000. Mr. Stephens is be permitted to record a security interest or have Ness execute additional documents to supply such security on these issues.

(c)     On April 22, 2003, the company issued 11,312,523 restricted common stock to Hayseed Stephens and Hayseed Stephens Oil Inc. in settlement of debt of $2,876,450 less $104,305 due from these parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and persons who own more than ten percent (10%) of the Common Stock, to file Initial Statements of Beneficial Ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on review of the copies of such forms received by the Company with respect to 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the Common Stock have been complied with.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

INFORMATION AS TO NOMINEES FOR DIRECTOR

The persons named below, all of whom are current directors of the Company, have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the next annual meeting of the stockholders.

It is the intention of the person named in the accompanying proxy card to vote FOR the election of the four persons named in the table below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxy card will be voted (in the discretion of the person named therein) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

The following table sets forth the name, age and position of each director nominee:

Name	Age	Position
Sha Stephens	42	Chairman of the Board, CEO, President and Director
Mark Bassham	45	Director
Richard Nash	60	Director

The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's directors and executive officers during at least the last five years are set forth below. There are no legal proceedings involving the officers and Directors of the Company. Mr. Hayseed Stephens, deceased, and Mrs. Mary Gene Stephens were husband and wife; and Sha Stephens is the son of Hayseed and Mary Gene Stephens, and there is no arrangement or understanding between any of the above executive officers or directors and any other person pursuant to which the officer or director was elected to hold office.

All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor. and there are no other family relationships between the directors and officers other than as stated herein. Our Board of Advisors is appointed and serves at the discretion of our Board of Directors.

Sha Stephens, President and CEO

Mr. Stephens, age 42, formerly known as Shannon Stephens, was appointed as President, C.E.O. and Director on May 30, 2003. Prior thereto, from July 2002, he headed the Ft. Worth Basin Field operations for Aruba Petroleum, Inc., an independent oil and gas company. He specifically worked the Barnett Shale operation in North Central Texas. His duties included: all aspects of oil and gas operations from landowner negotiations to staking and platting locations, drilling supervision, completions, pipeline projects and gas allocation. From April 2001 until July 2002, he was President of CenTex Oilfield Services, Inc., a private oil and gas company he owned operating wells in Texas, Oklahoma, Louisiana and Mississippi. From June 1999 to April 2001, he was President and Chief Operating Officer of Comanche Energy, Inc., a publicly traded oil and gas company. From February 1996 to approximately June of 1999, he was President of Sha Stephens, Inc., specializing in drilling, completion, workovers, production, acquisitions, gas compression and transportation.

Richard W. Nash, Director.

Mr. Nash, age 60, received a Bachelor of Science degree in 1970 from East Texas State University. He earned a Masters of Education degree from the same institution in 1971. In 1980, Mr. Nash was awarded a Doctor of Education degree from Texas A&M University — Commerce. Mr. Nash has been pastor of the Victory Temple Church in Enloe, Texas since 1988. Victory Temple is associated with The Living Way Ministries, Willow Park, Texas. During the past five years, Mr. Nash, who is retired from school administration, has assisted Mr. Stephens in his ministry in South Africa, as well as in Israel. From 1980 to 1994, Mr. Nash was Assistant Superintendent of Prairieland Integrated School District until his retirement.

Mark L. Bassham, Director.

Mr. Bassham, age 45 is a veteran Texas peace officer with 18 years’ experience and is also a minister of the gospel. He holds the distinction of being the youngest person ever to be elected to the position of local county sheriff, in Hopkins County, where he served until 1990, before being commissioned by the Texas Department of Public Safety as a Special Texas Ranger. In 1990, Mr. Bassham then joined the Texas and Southwestern Cattle Raisers’ Association as an investigator. Assigned to a twelve county District in Northeast Texas, he investigates all types of agricultural crimes. As Associate Pastor at Victory Temple Church in Enloe, Texas he heads the church’s cattle project with Canaan Land Restoration of Israel, Inc. This project will aid the State of Israel in establishing a beef cattle industry in the Holy Land.

The following is included in remembrance of past President and C.E.O., and father of Sha Stephens, Mr. Hayseed Stephens, who passed immediately following a trip on behalf of our Company:

Harold “Hayseed” Stephens, past President, CEO/Director, May 16, 2003, his death.

Mr. Stephens, age 65 at death, had over 40 years’ experience in oil and gas exploration. He graduated from Hardin Simmons University in 1961 with a Bachelor of Science degree. He played professional football for the New York Titans before returning to Texas to enter the oil business. He founded Hayseed Stephens Oil, Inc. on August 15, 1983, as controlling shareholder to conduct domestic oil and gas operations in Texas and Oklahoma. Mr. Stephens also incorporated Ness of Texas in November, 1998, and Hesed Energy International, Inc. in October, 1993, both private companies, to conduct domestic oil and gas explorations. He remains majority and controlling shareholder of both. In the 1984-1985 period, Mr. Stephens leased 400,000 acres at the Dead Sea in Israel. He was a 25% working interest owner along with Israeli partners Paz Group P.O.E.C., Seismic Oil Corporation, and Israel National Oil Company in a $50 million drilling project. Mr. Stephens was elected chairman of the technical committee by the partners. The well was capped after the drill bit twisted off at 5858', and crude oil plunged to $8.50 per barrel.

Additional Information-Board of Advisors

In December 2004, our Board of Directors established a board of advisors and appointed Gene Durkee, PE, Owen May, Adam Schuster, and Bob Fowler as initial members to our Board of Advisors. The Board of Advisors was established as an advisory panel to the Board of Directors and management, that is designed to impart the advice of experienced and accomplished experts to management and the Board of Directors. Members of the Board of Advisors are not officers or Directors. The Company also seeks and obtains advice from time to time, from other third party sources. Currently, none of the members of the Board of Advisors receive any remuneration for their participation and each member will be required to execute a standard confidentiality agreement with the Company.

Robert G. Fowler has extensive experience, both with field operations, as well as executive management, in the petroleum industry. He has been involved with some of the deepest wells ever drilled. Mr. Fowler received a Bachelor of Science in Petroleum Engineering, from the University of Oklahoma in 1958, and is a graduate of the Harvard Advanced Management Program. Mr. Fowler was instrumental in the growth and development of Enserch Exploration, Inc. where he served as Chairman until starting his own company, RGF Investments, Inc., where he currently serves as a director. Mr. Fowler also serves as a director for various other companies and organizations.

Gene Durkee, PE, specializes in various technical aspects of hydrocarbon exploration and production. He once served as director for the services division of Pool International, where he was involved with operations around the globe. Mr. Durkee earned a Bachelor of Science in Petroleum and Business Management from the University of Oklahoma, with Graduate work at UCLA. Currently, Mr. Durkee currently owns Energy Marketing/Drilling Company in Fort Worth, Texas. His experience spans the globe, from China to South America, with such companies as Texaco, Mobil, and Chase Manhattan Bank.

Owen A. May is an investment banker with years of experience in the field of international finance and investment banking. He is currently chairman and CEO of May Davis Group, Inc., a full-service brokerage and investment-banking firm based in Manhattan and Baltimore. Mr. May is a graduate of the University of Miami where he received a BS in biology and an MBA from Duke University’s Fuqua School of Business. With 20 years of Wall Street experience, Mr. May is frequently featured in the business press and appears regularly on television and radio news programs

There are no family relationships between any of the above executive officers or directors,

Proxies cannot be voted for a greater number of persons than the number of nominees named.

DIRECTOR COMPENSATION

BASE COMPENSATION. Each of the non-employee directors was paid no fee, cash or otherwise in 2004, for serving on the Board.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

The Board met 5 times during the year ended December 31, 2004. No director who served during the 2004 fiscal year attended fewer than 75% of the meetings of the Board and of committees of the Board of which he was a member.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings. The Company did not hold an annual meeting in 2004.

BOARD COMMITTEES

The Company currently has no standing committees. The functions of an audit committee including, selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit, are undertaken by the full Board Of Directors or are delegated under the supervision of the Board Of Directors to the Company’s Chief Financial Officer. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations and stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

The Company will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Company's voting Common Stock.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE
COMPANY IS AUTHORIZED TO ISSUE

The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to two hundred five million (205,000,000) shares of stock, consisting of two hundred million (200,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock, no par value per share ("Preferred Stock").

As of Record Date, there were ______ shares of Common Stock issued and outstanding; no shares of preferred stock are issued and outstanding. There are no outstanding warrants or convertible securities to which the Company has any obligations for possible future issuances of shares of Common Stock in connection with. The Company intends to keep reserved for future issuance a sufficient number of shares of its authorized Common Stock to honor its commitments. Accordingly, the Company has available for issuance only approximately ______shares of Common Stock.

Because of the limited number of shares of Common Stock available to be issued, the Board has unanimously approved and voted to recommend that the Stockholders approve, the proposed amendment to the Company's Certificate of Incorporation (in the form attached hereto as Appendix A) whereby the number of shares of Common Stock which the Company would be authorized to issue from time to time would be increased to Five Hundred Million (500,000,000) shares. The number of authorized shares of preferred stock will remain at Ten Million (10,000,000). If the amendment to the Certificate of Incorporation is approved by the Stockholders at the Annual Meeting, the Company intends to file a certificate of amendment with the Secretary of State of the State of Washington as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock.

Except for issuances in respect of currently outstanding convertible and derivative securities, the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 500,000,000.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Whitley Penn ("Whitley") as the Company's independent auditors for the year ending December 31, 2005. The Board of Directors has directed that such appointment be submitted for ratification by Stockholders at the Annual Meeting.

Rosenberg, Rich, Baker, Berman & Co (“Rosenberg”), audited the Company's financial statements for the year ended December 31, 2003. On December 23, 2004, the Company advised Rosenberg that they would not continue as the Company’s auditors for the year ending December 31, 2004.

During the fiscal years ended December 31, 2003 and 2004 and the period between January 1, 2003, up to and including the day of its termination, there were no disagreements between the Company and Rosenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to Rosenberg's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

On December 23, 2004, the Board of Directors engaged Witley to serve as as the Company's independent public accountants for the audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2004.

It is not anticipated that a member of Witley will be present at the stockholder meeting.

FEES

The following table presents fees for professional audit services rendered by Rosenberg our former auditors, respectively, for the audit of the Company's annual financial statements for 2003, and fees billed for other services rendered by , as the case may be, during 2004 and 2003.

Type os Service/Fee	Fiscal 2004	Fiscal 2003 [RH3]
Audit Fees (1)	$63,000	$26,000
Audit Related Fees (2)	$0	$0
Tax Fees (3)	$0	$0
All Other Fees (4)	$0	$0

(1) Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the Annual Report on Form 10-KSBand the review of the interim financial statements included in the Quarterly Reports on Form 10-QSB, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

The Board of Directors reviewed the non-audit services rendered for fiscal 2003 and fiscal 2004 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. The Board of Director’s policy is to pre-approve all audit services and all non-audit services that Company's independent auditor is permitted to perform for Company under applicable federal securities regulations. Specific pre-approval by the Board of Directors is mandatory for the annual financial statement audit engagement, among others.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE RATIFICATION OF THE INDEPENDENT AUDITORS.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 25, 2006. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2006 proxy statement.

ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including audited financial statements. Such annual Report on Form 10-KSB/A does not form any part of the material for the solicitation of proxies.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy card and return it in the enclosed addressed envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Sha Stephens
Chief Executive Officer

April ___, 2004

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

The first paragraph of Article 4 of the Articles of Incorporation is hereby amended to read as follows:

"4. The Capitalization of the Company shall be divided into 500,000,000 shares of no par value common nonassessable stock and 10,000,000 shares of preferred stock, each with a no par value, of as many classes as are permitted under the laws of the state of Washington. Each and every share of said stock shall have the rights and privileges as those enjoyed by each and every other of said share of said stock; however, unless approved by the Board of Directors of this Corporation, the shareholders of this Corporation shall not have pre-emption rights to acquire to acquire additional shares offered for sale by the Corporation.
A-1
AMBIENT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2005

The undersigned hereby constitutes and appoints SHA STEPHENS, with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, no par value per share, of NESS ENERGY INTERNATIONAL, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on May 31, 2005, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: SHA STEPHENS, MARK BASSHAM AND RICHARD NASH

(Mark only one of the following boxes.)

|_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

|_| VOTE WITHHELD from all nominees.

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE.

|_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF WITLEY PENN, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

|_| FOR |_| AGAINST |_| ABSTAIN

In his discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of The Board of Directors, FOR the proposal to amend the Certificate of Incorporation of the Company and FOR the ratification of the appointment of Witley Penn as the Company's independent auditors for the fiscal year ending December 31, 2005 and in the discretion of the Proxy named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated April ___, 2005.

Dated: __________________, 2005

Signature of Stockholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign.
Joint owners must each sign.)

Please date and sign exactly as
name appears above.

I plan |_| I do not plan |_| to
attend the Annual Meeting.